Exhibit 99.2

GEOMET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,382	$4,368	(1)	$11,750
Other current assets	6,018	—		6,018
Total current assets	13,400	4,368		17,768
TOTAL PROPERTY AND EQUIPMENT, NET	73,662	(27,903	)(2)	45,759
OTHER ASSETS	795	—		795
TOTAL ASSETS	$87,857	$(23,535)		$64,322
LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Current portion of long-term debt	$5,800	$(5,800	)(1)	$—
Other current liabilities	15,874	1,691	(1)	17,565
Total current liabilities	21,674	(4,109)		17,565
LONG-TERM DEBT	129,000	(51,208	)(1)	77,792
ASSET RETIREMENT OBLIGATIONS	13,542	(4,330	)(3)	9,212
OTHER LIABILITIES	1,854	—		1,854
MEZZANINE EQUITY	36,345	—		36,345
STOCKHOLDERS’ DEFICIT	(114,558)	36,112	(4)	(78,446)
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT	$87,857	$(23,535)		$64,322

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GEOMET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months Ended March 31, 2013
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
REVENUES	$10,924	$(3,123	)(1)	$7,801
COSTS AND EXPENSES
Lease operating	4,152	(1,326	)(1)	2,826
Compression and transportation	1,839	(221	)(1)	1,618
Production taxes	551	(161	)(1)	390
Accretion expense related to asset retirement obligations	317	(107	)(3)	210
Depreciation, depletion and amortization	1,506	(424	)(2)	1,082
Other operating	6,603	—		6,603
TOTAL COSTS AND EXPENSES	14,968	(2,239)		12,729
OPERATING LOSS	(4,044)	(884)		(4,928)
OTHER INCOME AND EXPENSES
Interest expense	(1,676)	621	(4)	(1,055)
Other	(29)	—		(29)
Other income (expense), net	(1,705)	621		(1,084)
LOSS BEFORE INCOME TAXES	(5,749)	(263)		(6,012)
INCOME TAX EXPENSE	(6)	—	(5)	(6)
NET LOSS	$(5,755)	$(263)		$(6,018)
ACCRETION OF DISCOUNT ON PREFERRED STOCK	(493)	—		(493)
DIVIDENDS ON PREFERRED STOCK	(1,077)	—		(1,077)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(7,325)	$(263)		$(7,588)
NET LOSS PER COMMON SHARE
BASIC	$(0.18)			$(0.19)
DILUTED	$(0.18)			$(0.19)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	40,457			40,457
DILUTED	40,457			40,457

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GEOMET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2012
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
REVENUES	$39,383	$(11,819	)(1)	$27,564
COSTS AND EXPENSES
Lease operating	16,655	(5,632	)(1)	11,023
Compression and transportation	8,350	(916	)(1)	7,434
Production taxes	1,962	(604	)(1)	1,358
Accretion expense related to asset retirement obligations	828	(380	)(3)	448
Depreciation, depletion and amortization	11,532	(3,296	)(2)	8,236
Impairment of gas properties	95,729	(27,065	)(6)	68,664
Other operating	2,300	—		2,300
TOTAL COSTS AND EXPENSES	137,356	(37,893)		99,463
OPERATING LOSS	(97,973)	26,074		(71,899)
OTHER INCOME AND EXPENSES
Interest expense	(5,828)	2,003	(4)	(3,825)
Other	(1,373)	—		(1,373)
Other income (expense), net	(7,201)	2,003		(5,198)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(105,174)	28,077		(77,097)
INCOME TAX EXPENSE	(44,043)	—	(5)	(44,043)
NET LOSS FROM CONTINUING OPERATIONS	(149,217)	28,077		(121,140)
DISCONTINUED OPERATIONS	(736)	—		(736)
NET LOSS FROM CONTINUING OPERATIONS	$(149,953)	$28,077		$(121,876)
ACCRETION OF DISCOUNT ON PREFERRED STOCK	(1,913)	—		(1,913)
DIVIDENDS ON PREFERRED STOCK	(3,937)	—		(3,937)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(155,803)	$28,077		$(127,726)
NET LOSS PER COMMON SHARE
BASIC	$(3.88)			$(3.18)
DILUTED	$(3.88)			$(3.18)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	40,124			40,124
DILUTED	40,124			40,124

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GEOMET, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1— BASIS OF PRESENTATION

On June 14, 2013, GeoMet, Inc. (the “Company”) closed the previously announced sale of all of its coal bed methane properties located in the state of Alabama (“Divested Properties”) to Saga Resource Partners LLC. The sale resulted in net proceeds of approximately $62.0 million after normal and customary purchase price adjustments of $1.2 million to account for net cash flows from the effective date to the closing date. Simultaneously with the close of the property sale, approximately $57.0 million was used to repay outstanding borrowings under the Company’s Credit Agreement and $5.0 million was held in reserve to pay transaction related costs and expenses, including the liquidation of certain natural gas hedge positions.

The unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the Company’s disposition of these properties on its historical financial position and operating results. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 is based on the historical statements of the Company as of March 31, 2013 after giving effect to the transaction as if the disposition had occurred on March 31, 2013. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 are based on the historical financial statements of the Company after giving effect to the transaction as if the disposition had occurred on January 1, 2012. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q, filed May 15, 2013, and its Annual Report on Form 10-K, filed March 28, 2013.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Pro forma adjustments related to the unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 were computed assuming the transaction was consummated on March 31, 2013 and include adjustments which give effect to events that are directly attributable to the transaction and factually supportable regardless of whether they have a continuing impact or are nonrecurring.

Pro forma adjustments related to the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 were computed assuming the transaction was consummated on January 1, 2012 and include adjustments which give effect to events that are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on the registrant, and (iii) factually supportable.

NOTE 2— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The unaudited pro forma condensed consolidated balance sheet at March 31, 2013 reflects the following pro forma adjustments:

(1)         Reflects the use of a portion of the net proceeds to repay part of the amounts outstanding under the Company’s Credit Agreement with the remaining proceeds retained in Cash and cash equivalents to pay transaction related costs and expenses, including the liquidation of certain natural gas hedge positions.

(2)         Reflects the reduction of the portion of Total Property and Equipment, net related to the Divested Properties.

(3)         Eliminates the Asset Retirement Obligations of the Divested Properties.

(4)         Reflects the gain on the sale of the Divested Properties applied to the retained deficit.

NOTE 3— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 reflect the following pro forma adjustments:

(1)         Eliminates the revenues and direct operating expenses of the Divested Properties.

(2)         Reflects the reduction in Depreciation, depletion and amortization resulting from excluding the Divested Properties from Total Property and Equipment, net.

(3)         Eliminates the Accretion expense related to the Asset Retirement Obligations of the Divested Properties.

(4)         Reduces Interest expense resulting from applying a portion of the net proceeds as the repayment of amounts outstanding under the Company’s Credit Agreement.

(5)         No income tax benefit or expense is recorded for the pro forma adjustments as a full valuation allowance was recorded against our net deferred tax asset in March 2012.

(6)         Reflects the reduction in Impairment of gas properties resulting from excluding the Divested Properties from Total Property and Equipment, net.